                                                                  EXECUTION COPY


                             AMENDMENT NO. 1 TO THE
                             INTERCREDITOR AGREEMENT

                                                     Dated as of June 8, 2001

                  AMENDMENT NO. I TO INTERCREDITOR AGREEMENT among The Warnaco Group, Inc. ("Group"), Warnaco Inc. ("Warnaco"), the other direct and indirect Subsidiaries of Group party thereto, The Bank of Nova Scotia ("Scotiabank"), as Administrative Agent (the "Administrative Agent"), Scotiabank and Citibank, N.A., as Debt Coordinators (the "Debt Coordinators"), the other financial institutions party thereto and State Street Bank and Trust Company, as Collateral Trustee (the "Collateral Trustee").

                             PRELIMINARY STATEMENTS:

                  (1) Group, Warnaco, the other direct and indirect Subsidiaries of Group party thereto, the Administrative Agent, the Debt Coordinators, the Collateral Trustee and the other financial institutions party thereto have entered into that certain Intercreditor Agreement dated as of October 6, 2000 (as amended, supplemented or otherwise modified through the date hereof, the "Intercreditor Agreement").

                  (2) Group, Warnaco, the other direct and indirect Subsidiaries Of Group party thereto, the Administrative Agent, the Debt Coordinators and the Collateral Trustee have entered into that certain Amendment, Modification, Restatement and General Provisions Agreement dated as of October 6, 2000 (as amended, supplemented or otherwise modified through the date hereof; the "Facility Agreement"). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in Annex A to the Facility Agreement.

                  (3) The Credit Parties are experiencing financial difficulty and it is anticipated that the Credit Parties organized in a jurisdiction within the United States (the "Debtor Credit Parties") will file voluntary petitions to commence reorganization proceedings under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). The Credit Parties that are not filing such voluntary petitions (the "Non-Debtor Credit Parties") will not obtain the protections accorded to the Debtor Credit Parties under the Bankruptcy Code. Group has requested that the Lender Parties forbear from exercising certain of theft rights under the Covered

Facilities against the Non-Debtor Credit Parties upon the commencement of the Debtor Credit Parties' reorganization cases under the Bankruptcy Code.

                  (4) The Required Lenders are, on the terms and conditions stated below and pursuant to Section 2.2(a) of the Intercreditor Agreement, willing to grant the request of Group to amend the Intercreditor Agreement, arid Group and the Required Lenders have agreed to amend the Intercreditor Agreement, the other Loan Parties have consented to such amendment, in each case as hereinafter set forth.

                  SECTION 1. Amendment to Intercreditor Agreement. The Intercreditor Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

         (a)      Section 1.1 is amended in full to read as follows:

         SECTION 1.1. Definitions. (a) Except as set forth in paragraph (b) below, as used in this Agreement, terms have the meanings as specified in Part I of Annex A to the Facility Agreement (as defined in Section 4l(a)(ii) hereof), and the rules of interpretation and construction sat forth in Part 11 of such Annex A shall apply.

                  (b) As used in Section 2.6 of this Agreement, the following terms have the following meanings, and the rules of interpretation and construction sat forth in Part II of Annex A to the Facility Agreement shall apply:

                  "Amendment No. 1" means the Amendment No. I to the Intercreditor Agreement among Group, the subsidiaries of Group party thereto and the Lender Parties party thereto, dated as of June 8, 2001.

                  "Bankruptcy Code" means title 11 of the United States Code.

                  "Cases" means the cases of the Debtor Credit Parties that are to be commenced by the filing of voluntary petitions by each Debtor Credit Party under chapter 11 of title II of the United States Code.

                  "Cash Management Order" means an order, in form and substance reasonably acceptable to the Debt Coordinators, entered by the Court authorizing, among other things, the maintenance of certain existing bank accounts, the use of a cash management system, and, subject to certain conditions, the transfer of funds between Debtor Loan Parties and Non-Debtor Loan Parties.

                  "Chapter 11 Defaulted Facility" has the meaning specified in
         Section 2.6(a) hereof.

                  "Court" means the U.S. Bankruptcy Court for the Southern District of New York.

                  "Debtor Credit Party" means each Credit Party listed in
         Schedule III hereto.

                  "Debtor Loan Party" means each Loan Party listed in Schedule III hereto.

                  "DIP Loan Agreement" means that certain Secured Super-Priority Debtor in Possession Revolving Credit Agreement to be dated on or about June 11, 2001 among Warnaco, as borrower, Group and the subsidiaries of Group named therein, as guarantors, Citicorp USA, Inc., as administrative agent, Salomon Smith Barney Inc., The Bank of Nova Scotia and JP Morgan Securities, Inc., as joint lead arrangers and book managers, and the other financial institutions named therein, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interim DIP Order" means an order entered by the Court authorizing Warnaco to, among other things, borrow funds pursuant to-the DIP Loan Agreement pending a final hearing on the DIP Loan Agreement.

                  "Final DIP Order" means an order entered by the Court not earlier than fifteen (15) days after the Petition Date authorizing Warnaco to, among other things, borrow funds pursuant to the DIP Loan Agreement.

                  "Non-Debtor Credit Party" means each Credit Party that is not listed in Schedule UI hereto.

                  "Non-Debtor Loan Party" means each Loan Party that is not listed in Schedule III hereto.

                  "Petition Date" means the date the Debtor Credit Parties commence the Cases.

                  "Setoff Rights" means setoff rights under any Covered Facility or applicable law.

                  "Standstill Period" means, with respect to each Non-Debtor Credit Party, the period from the date on which Amendment No. is effective until the earliest of (i) the effective date of a plan or plans of reorganization in the Cases, (ii) a termination pursuant to
         Section 2.6(c), or (iii) the date which is twenty (20) days after written notice has been given to Group by the Administrative Agent that the Required Lenders, acting through the Debt Coordinators, have elected to terminate the Standstill Period."

         (b) The first sentence of Section 2.3(a) is amended by adding at the beginning of such sentence the following clause: "Subject to Section 2.6".

         (c) Article II is amended by adding thereto a new Section 16, to read as follows:

         "SECTION 2.6. Bankruptcy Standstill. (a) During the Standstill Period, if a Bankruptcy Event occurs under any Covered Facility (a "Chapter 11 Defaulted Facility"), each Lender Party, other than the Specified Facility Lender, agrees that (i) it will not exercise any right or remedy for the enforcement, collection or recovery against any Non-Debtor Credit Party under arty Covered Facility (including any such rights as a Secured Party) and (ii) it does hereby instruct the Debt Coordinators and each Agent to not take any action of the type specified in clause (i) during the Standstill Period.

                  (b) Notwithstanding anything to the contrary set forth in this
         Section 2.6, and without limiting the applicability of the foregoing, no Agent or Lender Party will be (i) affected or in any way limited in its ability to terminate or close any swap agreement, repurchase agreement or similar transaction with any Non-Debtor Credit Party, (ii) consenting to or waiving any objection to the jurisdiction of the Court over any Agent or Loan Party; (iii) waiving any right to object to or enforce its rights and remedies in respect of any plan of reorganization; (iv) waiving any right to object to or enforce its rights and remedies in respect of any order of the Court (or any other court of competent jurisdiction) which would seek to affect the rights of any Agent, the Debt Coordinators, or any Lender Party against any Non-Debtor Loan Party, except as provided in paragraph (a) above, (v) waiving any rights that it may have in the event that any Non-Debtor Credit Party subsequently commences a case under the Bankruptcy Code or seeks relief under any comparable bankruptcy or insolvency proceeding wider the laws of any jurisdiction or a creditor of any Non-Debtor Credit Party seeks to enforce any rights against the Collateral, (vi) waiving any rights that it may have in respect of exercising rights of perfection and further assurances arising under any Loan Document or (vii) consenting to any waiver of the provisions of Section
         3.1 of the Facility Agreement.

                  (c) The Debt Coordinators shall, upon the request of the Required Lenders, terminate the Standstill Period as to one or more Non-Debtor Credit Parties (i) after giving ten (10) days' prior written notice to Group and its counsel upon the occurrence of(A) an attempt to enforce or take legal action (including, but not limited to, commencing an insolvency proceeding or obtaining a judgment) against any Non-Debtor Loan Party which action is not stayed and could reasonably be expected to have a Material Adverse Effect with respect to the Non-Debtor Loan Party against which such attempt has been made or action has been taken; (B) an Event of Default (as defined in the DIP Loan Agreement) under the DIP Loan Agreement or any successor post-petition loan agreement which has not been cured, waived or otherwise remedied; (C) a breach of any contract or agreement to which any Non-Debtor Loan Party is a party involving aggregate consideration payable to or by such Non-Debtor Loan Party of $1,000,000 or more in any calendar year which has not been cured, waived or otherwise remedied; or (D) noncompliance with any provision of the Cash Management Order, the Interim DIP Order or the Final DIP Order, in each case in the form as approved by the Debt Coordinators (notwithstanding that such noncompliance maybe effected with the approval of the Court) which has not been cured, waived or otherwise remedied and could reasonably be expected to have a Material Adverse Effect with respect to the Non-Debtor Loan Parties collectively; (ii) upon the occurrence of a default or event of default under any Loan Document occurring after the Petition Date as a result of, or in connection with, any act or omission by or circumstance affecting a Non-Debtor Loan Party; (iii) upon the occurrence of breach by any Non-Debtor Loan Party of any covenant set forth in Section 2 of Amendment No. I; or (iv) upon the occurrence of(A) the dismissal of any Case or the conversion of any Case to a case under chapter 7 of the Bankruptcy Code or (2) the entry of an order of the Court appointing a responsible officer or examiner with enlarged powers relating to the operation of the business of any Debtor Loan Party.

         (d) Schedule III is added to the Intercreditor Agreement in the form of
Schedule III hereto.

         SECTION 2. Certain Covenants. Until the Debt Termination Date, each Loan Party agrees as follows:

                  (a) Covenant to Guarantee Obligations and Give Security. Upon the (w) formation or acquisition of any Included Foreign Subsidiary after the effective date of Amendment No. I, (x) receipt of notice by the Administrative Agent pursuant to Section 2.8(i) of the Facility Agreement to the effect that a Foreign Subsidiary has, during the period described in such notice, become an Included Foreign Subsidiary,
         (y) acquisition after the effective date of Amendment No. I of any property by any Foreign Credit Party (other than Excluded Property), and such property, in the judgment of the Debt Coordinators, shall not already be subject to a perfected first priority security interest in favor of the Collateral Trustee for the benefit of the Secured Patties, then such Loan Party will, or will cause its Subsidiaries to, in each case at such Loan Party's expense:

                           (i) in connection with the formation or acquisition
                  of a Foreign Subsidiary, or a Foreign Subsidiary becoming an Included Foreign Subsidiary, in each case as specified above, within 30 days after such formation or acquisition, or in the case of clause (x) above, within 30 days after the delivery of such notice, cause each such Included Foreign Subsidiary to duly execute and deliver to the Collateral Trustee a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Debt Coordinators, guaranteeing such of the other Foreign Subsidiaries' Obligations under those Loan Documents and Covered Facilities the result of which is reasonably determined by the Debt Coordinators to not impose any material adverse tax consequences on Group and its Subsidiaries, taken as a whole; provided that the Debt Coordinators may extend the 30 day time periods specified in this subsection (i) by up to an additional 45 days if requested by Group,

                           (ii) within 30 days after such formation or
                  acquisition, or in the case of clause (x) above, within 30 days after the delivery of such notice, furnish to the Collateral Trustee a description of the real and personal properties of such Included Foreign Subsidiary and their respective Subsidiaries in Included Foreign Jurisdictions in detail reasonably satisfactory to the Debt Coordinators, (iii) within 60 days after such formation or acquisition, or in the case of clause (x) above,

                           (iii) within 60 days after the delivery of such
                  notice, cause such Included Foreign Subsidiary to duly execute and deliver to the Collateral Trustee mortgages with respect to Material Real Property, lease assigmnents or mortgages with respect to Material Leased Property, pledges, security agreement supplements intellectual property security agreement supplements and other security agreements, all as specified by and in form and substance reasonably satisfactory to the Debt Coordinators, securing payment of all the Obligations of the applicable Credit Party under the Loan Documents and the Covered Facilities (provided that none of such agreements shall cover Excluded Property); provided that the Debt Coordinators may extend the 60 day time periods specified in this subsection (iii) by up to art additional 45 days if requested by Group,

                           (iv) within 60 days after such formation or
                  acquisition, or in the case of clause (x) above, within 60 days after the delivery of such notice, take, and cause such Credit Party to take, whatever action (including, without limitation, the recording of mortgages, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable judgment of the Debt Coordinators to vest in the Collateral Trustee (or in any representative of the Collateral Trustee designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 2, enforceable against all third parties in accordance with their terms; provided that the Debt Coordinators may extend the 60 day time periods specified in this subsection (iv) by up to an additional 45 days if requested by Group,

                           (v) within 60 days after such formation or
                  acquisition, or in the case of clause (x) above, within 60 days after the delivery of such notice, deliver to the Collateral Trustee, upon the request of the Debt Coordinators in their sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Trustee and the other Secured Parties, of counsel for the Credit Parties acceptable to the Debt Coordinators as to the matters contained in clauses (i) and (iii) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Credit Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Debt Coordinators may reasonably request; provided that the Debt Coordinators may extend the 60 day time periods specified in this subsection
                  (v) by up to an additional 45 days if requested by Group,

                           (vi) within 60 days after such formation or
                  acquisition, or in the case of clause (x) above, within 60 days after the delivery of such notice, deliver, upon the reasonable request of the Debt Coordinators, to the Collateral Trustee with respect to each parcel of Material Real Property owned, or Material Leased Property held, by the entity that is the subject of such request, formation or acquisition, such documents and reports of the type specified in Section 6.l(a)(v) of the Facility Agreement and (if available) engineering, soils, environmental assessment and other reports, each in scope, form and substance reasonably satisfactory to the Debt Coordinators, provided however that to the extent that Group or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Material Real Property or Material Leased Property, such items shall, promptly after the receipt thereof, be delivered to the Debt Coordinators; provided further that the Debt Coordinators may extend the 60 day time periods specified in this subsection (vi) by up to an additional 45 days if requested by Group, and

                           (vii) at any time and from time to time, promptly
                  execute and deliver any and all further instruments and documents (including, to the extent not previously delivered, a supplement to this Amend ment, in form and substance reasonably acceptable to the Debt Coordinators) and take all such other action as the Debt Coordinators may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

                  (b) Certain Covenants Regarding Debt. (i) No Debt owing by any Foreign Credit Party to (or Contingent Obligations made in respect of the obligations of any Foreign Credit Party by) another Foreign Credit Party shall be permitted, except Debt which is otherwise in compliance with Schedule III to the Facility Agreement, it being understood that
         (A) any Debt incurred under this clause (i) shall constitute Pledged Debt and (B) any promissory notes relating to such Debt under this clause (i) (which shall be prepared in certificated form if determined in the reasonable judgment of the Debt Coordinators to be necessary or advisable under applicable law to vest in the Collateral Trustee a valid and subsisting Lien on such Debt) shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Trustee pursuant to the terms of the Collateral Documents, and

                           (ii) No Debt owing by any Excluded Foreign Subsidiary
                  to (or Contingent Obligations made in respect of the obligations of any Excluded Foreign Subsidiary by) any Foreign Credit Party, in an aggregate amount in excess of $10,000,000 at any time outstanding, shall be permitted, it being understood that (A) any Debt incurred under this clause (ii) shall constitute Pledged Debt and (B) any promissory notes relating to such Debt under this clause (ii) (which shall be prepared in certificated form if determined in the reasonable judgment of the Debt Coordinators to be necessary or advisable under applicable law to vest in the Collateral Trustee a valid and subsisting Lien on such Debt) shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Trustee pursuant to the terms of the Collateral Documents

                  (c) Covenant Regarding Merger and Consolidations. No Foreign Credit Party may merge into or consolidate with any other Foreign Credit Party, unless (A) the Person formed by such merger or consolidation shall be a Foreign Credit Party and (B) such merger or consolidation is otherwise in compliance with Schedule III to the Facility Agreement.

                  (d) Covenant Regarding Asset Sales. No sales, leases, transfers and other dispositions of assets from (A) any Foreign Credit Party to any Excluded Foreign Subsidiary shall be permitted, except where the aggregate fair market value of assets sold, leased, transferred or otherwise disposed of to Excluded Foreign Subsidiaries by Foreign Credit Parties shall not exceed $5,000,000 in the aggregate and (B) any Foreign Credit Party to another Foreign Credit Party shall be permitted, except for such sale, lease, transfer or other disposition otherwise in compliance with Schedule III to the Facility Agreement.

                  (e) Covenant Regarding Investments. No Investments by (A) Foreign Credit Parties in Excluded Foreign Subsidiaries shall be permitted in an aggregate amount invested from October 6, 2000 under this clause (A) in excess of 5,000,000 and (B) Foreign Credit Parties in other Foreign Credit Parties shall be permitted, unless such investment is otherwise in compliance with Schedule III to the Facility Agreement.

                  (f) Covenant Regarding Restricted Payments. No Foreign Credit Party may declare and pay dividends to another Foreign Credit Party, unless it is reasonably determined by the Debt Coordinators that the rights and remedies of the Administrative Agent, the Debt Coordinators and the Collateral Trustee under the applicable Collateral Documents shall not be materially adversely affected thereby.

                  SECTION 3. Conditions of Effectiveness. This Amendment (i) is subject to the provisions of Section 2.2(a) of the Intercreditor Agreement and
(ii) shall become effective as of the date first above written when, and only when, (a) the Debt Coordinators shall have received counterparts of this Amendment executed by Group, each other Loan Party and the Required Lenders or, as to any of the Lender Parties, advice satisfactory to the Debt Coordinators that such Lender Party has executed this Amendment, (b) the Debt Coordinators, the Administrative Agent and the Collateral Trustee shall have received payment of all accrued fees and expenses payable by the Loan Parties under Section 8.2(a) of the Facility Agreement (including, but not limited to, the accrued fees and expenses and retainers of counsel and other advisers to the Debt Coordinators, and the accrued fees and expenses and retainer of counsel to the Collateral Trustee), in each case for which statements have been delivered on or prior to the date hereof and (c) the Cash Management Order and the Interim DIP Order have been approved by the Court.

                  SECTION 4. Acknowledgment. Each of the undersigned confirms that the provisions of Section 2.1 of the Intercreditor Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

                  SECTION 5. Representations and Warranties of Loan Parties. Each Loan Party represents and warrants as follows:

                  (a) It is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (b) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other action, and do not (i) contravene such Loan Party's charter or bylaws or other constitutive documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents and the Covered Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

                  (c) This Amendment has been duly executed and delivered by each of the Loan Parties. This Amendment and each of the Loan Documents, as amended hereby, are the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforce ment is sought in equity or at law).

                  SECTION 6. Consent by Guarantors. Each of the undersigned Loan Parties, as Guarantors under the Parent Guaranty or the Subsidiary Guaranty, as applicable, hereby consents to the execution and delivery of this Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the Guaranty to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in such Guaranty to the "Intercreditor Agreement", "thereunder" "thereof" or words of like import shall mean and be a reference to the Intercreditor Agreement, as amended hereby and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

                  SECTION 7. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Intercreditor Agreement to "this Agreement", "hereunder", "hereof" or wads of like import referring to the Intercreditor Agreement, and each reference in each of the other Loan Documents to "the Intercreditor Agreement", "thereunder", "thereof" or words of like import referring to the Intercreditor Agreement, shall mean and be a reference to the Intercreditor Agreement, as amended by this Amendment

                  (b) The Intercreditor Agreement, as specifically amended by this Amendment, and each of the other Loan Documents and the Covered Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party, the Debt Coordinators, the Administrative Agent or the Collateral Trustee under any of the Loan Documents or Covered Documents, nor constitute a waiver of any provision of any of the Loan Documents or Covered Documents.

                  SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York Agreed as of the date first above written:

THE WARNACO GROUP, INC.
WARNACO INC.
DESIGNER HOLDINGS LTD.
OUTLET STORES, INC.
OUTLET HOLDINGS, INC.
RIO SPORTSWEAR., INC.
AEI MANAGEMENT CORPORATION
JEANS WEAR HOLDINGS, INC.

CALVIN KLEIN JEANS WEAR COMPANY
CKJ HOLDINGS, INC.
CKJ SOURCING, INC.
ABBEYVILLE MANUFACTURING COMPANY
KAI JAY MANUFACTURING COMPANY
BLANCHE INC.
184 BENTON STREET INC.
WARNACO INTERNATIONAL INC.
WARMANA LIMITED
WARNACO SOURCING INC.
WARNER'S DE COSTA RICA INC.
AUTHENTIC FITNESS CORPORATION
AUTHENTIC FITNESS PRODUCTS INC.
WARNACO US, INC.
WARNACO MEN S SPORTSWEAR INC.
C.F. HATHAWAY COMPANY
WARNACO VENTURES LTD.
VENTURES LTD.
A.B.S. CLOTHING COLLECTION, INC.
WARNACO INTERNATIONAL, L.L.C.
AUTHENTIC FITNESS RETAIL INC.
AUTHENTIC FITNESS ON-LINE INC.
CCC ACQUISITION CORP.
CCC ACQUISITION REALTY CORP.
UBERTECH PRODUCTS, INC.
WARNACO PUERTO RICO, INC.
WARNACO OF CANADA COMPANY


By:    /s/ Stanley P. Silverstein
       -----------------------------------
       Name:  Stanley Silverstein
       Title: Vice President and Secretary

MYTRLE AVENUE INC.


By:    /s/ Carl J. Deddens
       --------------------------
       Name:  Carl Deddens
       Title: Assistant Treasurer


GREGORY STREET, INC.


By:    /s/ Carl J. Deddens
       --------------------------
       Name:  Carl Deddens
       Title: Treasurer


PENHALIGON'S BY REQUEST, INC.


By:    /s/ Joyce Peress
       --------------------------
       Name:  Joyce Peress
       Title: President and Secretary

WARNACO (HK) LTD
PENHALIGON'S LIMITED
PENHALIGON'S PACIFIC LIMITED
AUTHENTIC FITNESS (HK) LTD
G.J.M. (H.K.) MANUFACTURING LIMITED
DESIGNER HOLDINGS OVERSEAS LIMITED
WARNER'S AIGLON S.A.
WARNACO FRANCE SARL
EURALIS S.A.S.
LEJABY S.A.S.
CALVIN KLEIN FRANCE S.N.C.
IZKA S.C.
PMJ S.A.
WARNACO HOLLAND B.V.
WARNACO NETHERLANDS B.V.
WARNACO B.V.
WARNACO OF CANADA COMPANY
AUTHENTIC FITNESS OF CANADA INC.
WARNACO LAC ONE GMBH
WARNACO LAC TWO GMBH
ER.ATEX-WARNACO LAC TWO GMBH & CO. KG
WARNER'S (UNITED KINGDOM) LIMITED
PENHALIGON'S AND JEAVONS INVESTMENT COMPANY LIMITED
MULMKION B.V.

By:    /s/ Stanley P. Silverstein
       -----------------------------
       Name:  Stanley P. Silverstein

LINDA VISTA DE TLAXCALA, S.A. DE C.V.
WAC INTERNATINAL DISTRIBUCION DE PUEBLA, S.A. DE C.V.
CENTRO DE CORTE TETLA, S.A. DE CV.
VISTA DE HUAMANTLA, S.A. DE C.V.
VISTA DE PUEBLA, S.A. DE C.V.
LINDA VISTA DE VERACRUZ, S.A. IDE CV.
OLGUJTA IDE MEXICO, S.A. DE C.V.
JUARMEX, S.A. DE C.V.
AUTHENTIC FITNESS DE MEXICO, S.A. DE C.V.
VISTA DE UCATAN, S.A. DE C.V.
WARNER'S DE MEXICO, S.A. DE C.V.

By:    /s/ Stanley P. Silverstein
       ----------------------------
       Name: Stanley P. Silverstein
       Title:

DONATEX-WARNACO S.A.
WARNER'S COMPANY (BELGIUM)


By:    /s/ Carl J. Deddens
       -------------------
       Name: Carl Deddens
       Title:

                                  SCHEDULE III

                  Debtor Credit Parties and Debtor Loan Parties

The Warnaco Group, Inc.
Warnaco Inc.
184 Benton Street Inc.
A.B.& Clothing Collection, Inc.
Abbevill Manufacturing Company
ARI Management Corporation
Authentic Fitness Corporation
Authentic Fitness On-Line, Inc.
Authentic Fitness Products Inc.
Authentic Fitness Retail Inc.
Blanche Inc.
CCC Acquisition Corp.
CCC Acquisition Realty Corp.
C.F. Hathaway Company
Calvin Klein Jeanswear Company
CKJ Holdings, Inc.
CKJ Sourcing, Inc.
Designer Holdings Ltd.
Gregory Street, Inc.
Jeanswear Holdings, Inc.
Kai Jay Manufacturing Company
Myrtle Avenue, Inc.
Outlet Holdings, Inc.
Outlet Stores, Inc.
Penhaligon's By Request, Inc.
Rio Sportswear, Inc.
Ubertech Products, Inc.
Ventures Ltd.
Warmana Limited
Warnaco International, Inc.
Warnaco International, LLC
Warnaco Men's Sportswear Inc.
Warnaco of Canada Company
Warnaco Puerto Rico, Inc.
Warnaco Sourcing Inc.
Warnaco U.S., Inc.
Warnaco Ventures Ltd.
Warner's de Costa Rica Inc.